UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported)   April 16, 2001
                                                  ------------------
                                                    April 16, 2001
                                                  ------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on April 16, 2001 and is being filed herewith as a Regulation FD Disclosure.

              PNM Hosts First Quarter 2001 Earnings Conference Call

Albuquerque, N.M., April 16, 2001 -- PNM, Public Service Company of New Mexico (NYSE:PNM), today announced the company will host a conference call on Thursday, April 19 at 9:00 AM (ET) to discuss PNM's first quarter 2001 earnings results. Speaking on the call will be Jeff Sterba, Chairman, President and Chief Executive Officer of PNM.

Interested participants should call 1-973-694-6836 after 8:45 AM (ET). The call will also be broadcast live over the Internet, which can be accessed from a link on PNM's home page at www.pnm.com/.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  April 16, 2001                             /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)


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